Calculation of Filing Fee Tables
S-8
FUELCELL ENERGY INC
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, $0.0001 par value per share	Other	3,000,000	$ 6.45	$ 19,350,000.00	0.0001381	$ 2,672.24
2	Equity	Common Stock, $0.0001 par value per share	Other	300,000	$ 6.45	$ 1,935,000.00	0.0001381	$ 267.22
Total Offering Amounts:						$ 21,285,000.00		$ 2,939.46
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 2,939.46
Offering Note
[1]	Note 1(a) Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of common stock of FuelCell Energy, Inc. (the "Registrant") that become issuable under the FuelCell Energy, Inc. Sixth Amended and Restated 2018 Omnibus Incentive Plan (the "Omnibus Incentive Plan"), in accordance with the adjustment and anti-dilution provisions of the Omnibus Incentive Plan. Note 1(b) The amount registered represents additional shares of the Registrant's common stock issuable under the Omnibus Incentive Plan. Note 1(c) The proposed maximum offering price per unit has been estimated in accordance with Rule 457(c) and Rule 457(h) promulgated under the Securities Act solely for the purpose of calculating the registration fee based on a per share price of $6.45, the average of the high and low price per share of the Registrant's common stock on April 7, 2026, as reported on the Nasdaq Global Market.

[2]	Note 2(a) Pursuant to Rule 416(a) promulgated under the Securities Act, this Registration Statement shall also cover any additional shares of common stock of the Registrant that become issuable under the FuelCell Energy, Inc. 2018 Employee Stock Purchase Plan, as Amended and Restated Effective as of April 2, 2026 (the "ESPP"), in accordance with the adjustment and anti-dilution provisions of the ESPP. Note 2(b) The amount registered represents additional shares of the Registrant's common stock issuable under the ESPP. Note 2(c) The proposed maximum offering price per unit has been estimated in accordance with Rule 457(c) and Rule 457(h) promulgated under the Securities Act solely for the purpose of calculating the registration fee based on a per share price of $6.45, the average of the high and low price per share of the Registrant's common stock on April 7, 2026, as reported on the Nasdaq Global Market.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources